   As filed with the Securities and Exchange Commission on September 13, 1996
                                                  Registration No. 333-_________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             -----------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                               BRC HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                          75-1533071
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                     1111 WEST MOCKINGBIRD LANE, SUITE 1400
                              DALLAS, TEXAS  75247
                                 (214) 688-1800
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

               P. E. ESPING                             COPY TO:
  CHAIRMAN AND CHIEF EXECUTIVE OFFICER            JEFFREY M. SONE, ESQ.
           BRC HOLDINGS, INC.                       ARTER & HADDEN
 1111 WEST MOCKINGBIRD LANE, SUITE 1400       1717 MAIN STREET, SUITE 4100
          DALLAS, TEXAS  75247                  DALLAS, TEXAS 75201-4605
             (214) 688-1800                          (214) 761-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                             -----------------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------
                                              PROPOSED      PROPOSED
                                               MAXIMUM       MAXIMUM
                                  AMOUNT      OFFERING      AGGREGATE      AMOUNT OF
    TITLE OF EACH CLASS OF         TO BE        PRICE    OFFERING PRICE  REGISTRATION
 SECURITIES TO BE REGISTERED    REGISTERED  PER SHARE(1)       (1)            FEE
- -------------------------------------------------------------------------------------
Common Stock, $.10 par value      432,835      $30.125     $13,039,154       $4,497
                                  Shares
- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee; based upon the average of the high and low sales prices per share of the Registrant's Common Stock reported on the Nasdaq National Market for September 9, 1996, in accordance with Rule 457(c).

                             -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                 SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 1996


PROSPECTUS
- --------------------------------------------------------------------------------

                                 432,835 SHARES


                         -------------------
                         ------------------------ BRC
                         -------------------


                               BRC HOLDINGS, INC.

                                  COMMON STOCK

     The 432,835 shares of common stock, par value $.10 per share (the "Common Stock"), of BRC Holdings, Inc. (the "Company") to which this Prospectus relates (the "Shares") are being offered on behalf of and for the account of certain stockholders (the "Selling Stockholders") of the Company. The Company anticipates that the Shares will be offered for sale until the earlier of (i) the sale of all of such Shares or (ii) September 5, 1999. The Company has agreed to pay substantially all of the expenses of registration in connection with this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders of the Company from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds," "Plan of Distribution" and "Selling Stockholders."

     The Common Stock is included in the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "BRCP." On September 9, 1996, the last reported sales price for the Common Stock was $30.59375 per share.

     This offering is currently not being underwritten. However, the Selling Stockholders, brokers, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. It is anticipated that all Shares being offered hereby, when sales thereof are made, will be made in one or more transactions (which may involve one or more block transactions) through customary brokerage channels, either through brokers acting as brokers or agents for the sellers, or through dealers or underwriters acting as principals who may resell the Shares in the Nasdaq National Market or in privately negotiated sales, or otherwise, or by a combination of such methods of offering. Sales may be made either at market prices prevailing at the time of the sales or at negotiated prices.

     To the extent required, the specific number of Shares to be sold, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION  NOR  HAS   THE   SECURITIES   AND  EXCHANGE
                 COMMISSION OR  ANY  STATE SECURITIES COMMISSION
                  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF
                    THIS  PROSPECTUS.  ANY  MISREPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ___________, 1996

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Common Stock is included in the Nasdaq National Market, and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus omits certain information contained in that Registration Statement. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement, its exhibits and schedules and those documents incorporated by reference into the Registration Statement. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom at prescribed rates. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996; and

     (3) the description of the Company's Common Stock which is contained in that Registration Statement on Form 8-A filed with the Commission on February 16, 1988, including any amendment or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in a subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.


     Upon written or oral request, the Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to BRC Holdings, Inc., 1111 West Mockingbird Lane, Suite 1400, Dallas, Texas 75247, Attention: Mr. Thomas E. Kiraly, Chief Financial Officer, telephone (214) 688-1800.


                                   THE COMPANY

     BRC Holdings, Inc. (the "Company") provides a variety of information management and data processing products and services to local governments and health care institutions through two wholly owned subsidiaries: Business Records Corporation, Inc. and BRC Health Care, Inc. (formerly known as CMSI, Inc.). The Company's products and services can be classified into four major categories: (1) technology outsourcing services, (2) election products and services, (3) governmental records management, and (4) other products and services. The majority of these products and services are distributed on a direct basis. In addition to these direct sales organizations, the Company also sells certain binders and local government office supplies through a distribution network and a telemarketing organization. The Company's executive offices are located at 1111 West Mockingbird Lane, Suite 1400, Dallas, Texas 75247, and its telephone number at that address is (214) 688-1800.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, BEFORE PURCHASING THE SHARES OFFERED HEREBY.

COMPETITION

     The market for information management services is intensely competitive. The Company's major competitors for its technology outsourcing services are other providers of information systems outsourcing services. Some of these competitors are substantially larger and have greater resources than the Company. The Company's major competitors for its other products and services are typically small, regional providers of software products and services which compete with the Company in certain market areas based primarily on price. The Company is routinely subject to competitive bidding. Management believes that the Company's competitiveness is directly related to its ability to maintain effective pricing and service. There can be no assurance that the Company will be able to compete successfully with existing or future competitors or that existing competition in the Company's markets will not intensify. Finally, many businesses or governmental entities who constitute the Company's target market elect, or may elect in the future, to provide information management services internally, through existing or new departments. To the extent that the Company's potential customer base elects to provide or continue providing information management services internally, the market for the Company's services will be reduced.

SEASONAL AND OTHER VARIATIONS

     Due to the nature of the Company's election products and services business, the Company's revenues have historically increased in "even-numbered" years due to congressional and presidential elections and the related increase in the demand for election products and services. Conversely, the revenue reported by the Company in "odd-numbered" years from election products and services has historically tended to decrease. Additionally, because the volume of real estate transactions tends to be higher from February through October than in the months of November through January, the revenues generated by governmental records management products and services are somewhat seasonal. Since the Company's fixed operating expenses do not typically decrease proportionately during the seasonal and "odd-numbered" year lows in revenue, the Company's profitability is also, generally, at its lowest level at these times.

TECHNOLOGY OUTSOURCING SERVICES CONTRACTS

     When providing technology outsourcing services, the Company typically enters into multi-year contracts with its customers. Because of the size and duration of such contracts, the termination or non-renewal of a contract by a customer could have a material adverse impact on the Company's revenues from its technology outsourcing services. Although the Company generally believes its relationships with its existing technology outsourcing services customers to be good, there can be no assurance that its customers will not terminate or fail to renew their contracts with the Company. Additionally, there can be no assurance that the Company will be able to attract new customers on contractual terms substantially equivalent to those it has with existing customers.

GENERAL ECONOMIC CONDITIONS

     Revenues from the Company's governmental records management products and services are materially affected by changes in the volume of nationwide real estate transactions which, in turn, are largely dependent upon general economic conditions existing in the United States at any particular time. To the extent economic and other factors affect real estate sales nationwide, the Company's revenues associated with governmental records management products and services may be affected in a similar fashion.

GOVERNMENT REGULATION

     During recent years, numerous legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the U.S. health care system nationally and at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. In addition, Congress continues to consider proposals to modify the Medicare and Medicaid programs, primarily to reduce the cost thereof to the government. It is not clear at this time what proposals will be adopted, if any, or, if adopted, what effect, if any, such proposals would have on the Company's business. Since many of the Company's customers are health care related entities, there can be no assurance that currently proposed or future health care legislation or the changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on the financial results or operations of the Company.

ANTI-TAKEOVER EFFECT OF CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     The Company's Certificate of Incorporation, as amended, contains, among other things, a provision authorizing the issuance of "blank check" preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Furthermore, certain provisions of the Company's Certificate of Incorporation and of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

PRODUCT LIABILITY AND ERRORS AND OMISSIONS

     Although the Company has not experienced any significant product liability, errors and omissions, or other related claims, the sale and support of the Company's products and services may entail risk of such claims. Although the Company does maintain certain product liability, errors and omissions, and general liability insurance, and the Company routinely structures its contracts to include limitations of its liability, a successful claim brought against the Company could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON EXISTING MANAGEMENT AND KEY EMPLOYEES

     The Company is dependent in large part on the experience, knowledge and customer relationships of existing management and key sales and marketing personnel. The loss of the services of any one or more of the Company's current executive officers, senior managers, or senior sales and marketing personnel could have a material adverse effect upon the Company. Additionally, due to the service nature of the Company's business, the Company's success is dependent upon its ability to attract and retain qualified employees to develop and operate its business. The Company generally has not entered into any employment agreement with, or obtained keyman life insurance for, any of its existing management or key employees.


SHARES ELIGIBLE FOR FUTURE SALE

     Upon the sale of all of the Shares offered hereby, 6,931,891 shares of Common Stock will be outstanding, substantially all of which will be freely tradeable without restriction. In addition, at September 5, 1996, 1,799,524 shares of Common Stock were issuable upon the exercise of outstanding employee and director stock options (of which 886,872 were exercisable on such date) and options exercisable for 310,403 shares of Common Stock remain available for grant under the Company's various stock option plans. Any shares issued upon the exercise of stock options may be freely sold in the public market (except to the extent issued to affiliates of the Company). Any future sale of substantial amounts of Common Stock in the open market by the Selling Stockholders, by employees or directors exercising stock options, by stockholders whose shares have been registered with the Commission, by the Company or by other stockholders may adversely impact the market price of the Common Stock.

CHANGES IN COMPUTER TECHNOLOGY

     The Company relies upon computerized software and hardware to deliver the vast majority of its products and services. While the Company routinely updates its products and trains its personnel to incorporate and rely upon advances in computer technology, significant changes or advancements in computer technology, to the extent not rapidly incorporated by the Company, could cause obsolescence of the Company's existing products and could negatively impact the Company's ability to compete for certain service contracts. In addition, technological change has significantly affected in the past, and can be expected to significantly affect in the future, both demand for the Company's services and the manner in which they are delivered. No assurance can be given that changes in technology will not render some of the Company's services or products unnecessary or permit the Company's customers to provide them less expensively internally.

LIMITED PROTECTION BY PATENTS AND COPYRIGHT

     The Company maintains only a limited number of patents pertaining to the products it has developed and markets. Due to the specialized nature of the Company's products, the Company may be subject to increased competition in the event products are developed by a competitive enterprise which rely upon similar technologies and design features.

RISKS ASSOCIATED WITH THE CONDUCT OF PUBLIC ELECTIONS

     A significant portion of the Company's business involves the sale of equipment, supplies and services to support local government jurisdictions which conduct public elections. While, as a practice, the Company does not directly tabulate votes or otherwise conduct public elections, and audit trails exist to ensure accuracy in the tabulation process, the Company may be subject to liabilities associated with the inaccurate tabulation of an election for public office to the extent such errors occur through a use of the Company's election products and services.

     Additionally, based on existing public laws, elections for public office are currently conducted by numerous local government jurisdictions throughout the United States through the primary use of voting at public polling places, or precincts. To the extent public election laws are changed or modified such that voting is conducted in a different manner, through a use of telecommunications technology to enable remote voting, or through different methods, the Company may be subject to risks associated with the adaptation of its existing products and services to respond to such changes.

POTENTIAL SIGNIFICANT INDUSTRY TRANSACTIONS

     Significant industry transactions such as acquisitions and dispositions of divisions, subsidiaries and other business transactions between and among participants in the information management services industry have occurred with some frequency in the past, and management expects this trend to continue in the foreseeable future. Although the Company regularly engages in discussions concerning such industry transactions with other industry participants, the Company is currently not subject to any definitive agreements in this regard. Whether the Company proceeds with any of these discussions and whether the Company ultimately negotiates and/or consummates any significant industry transactions will depend, among other things, upon the business and prospects of the Company, industry conditions, investment and growth opportunities available to the Company, stock market conditions, availability and suitability of financing for such transactions, regulatory and legal considerations and other plans and requirements of the Company. No assurance can be given that, if consummated, any such significant industry transactions could be successfully integrated into the Company's business.

LIQUIDITY AND CAPITAL RESOURCES

     Although management considers the Company to be well capitalized and to have adequate resources for its current business needs, many transactions which may present themselves in the future will be beyond the Company's ability to consummate absent the incurrence of debt or the issuance of additional equity. There can be no assurance, if the Company were to elect to obtain debt or equity financing for a transaction, as to the terms of any such debt or securities issuance or to the effect thereof upon the Company's operating results or financial position.

                                  RECENT EVENTS

     Effective September 5, 1996, the Company acquired The Pace Group, Inc., a Texas corporation ("Pace"), as a wholly owned subsidiary through the merger (the "Merger") of BRC Merger Corp., a Texas corporation and indirect wholly owned subsidiary of the Company ("Merger Corp."), with and into Pace pursuant to the terms of an Agreement and Plan of Merger among the Company, Merger Corp., Pace and the Selling Stockholders (the "Acquisition Agreement"). As a result of the Merger, holders of all of the issued and outstanding common stock of Pace, $.001 par value per share (the "Pace Common Stock"), became entitled to receive an aggregate of up to 432,835 shares of Common Stock, subject to adjustment under certain circumstances for breaches of representations and warranties contained in the Acquisition Agreement in exchange for all of the issued and outstanding Pace Common Stock. In addition, the Company agreed to assume the rights and obligations of Pace with respect to certain Pace stock options and warrants, which, subsequent to the effectiveness of the Merger, became options exercisable for shares of the Common Stock. The Company granted certain registration rights to the persons receiving its Common Stock in the Acquisition Agreement and pursuant thereto has registered for sale in the offering made hereby 432,835 shares of Common Stock. The expenses of this registration (other than brokerage commissions and other similar expenses) will be paid by the Company. See "Plan of Distribution."

     Except as set forth in the preceding paragraph, none of the Selling Stockholders held any position or office or had any other material relationship with the Company within the past three fiscal years.

                                 USE OF PROCEEDS

     The Shares being offered hereby are for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Plan of Distribution."


                              SELLING STOCKHOLDERS

     The following table sets forth the name of each of the Selling Stockholders and the number of Shares that may be offered by each. The number of Shares that may actually be sold by each of the Selling Stockholders will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. Because each of the Selling Stockholders may sell all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is not nor is anticipated to be a "firm commitment" underwritten offering, no estimate can be given as to the number of Shares that will be held by each of the Selling Stockholders upon or prior to termination of this offering. See "Plan of Distribution." The table below also sets forth information as of September 5, 1996, concerning the beneficial ownership of Common Stock of each of the Selling Stockholders. All information as to beneficial ownership has been furnished by each of the Selling Stockholders.




- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------

                                                         SHARES OF        SHARES OF
                               SHARES OF COMMON        COMMON STOCK     COMMON STOCK
                                  STOCK OWNED           OFFERED IN       OWNED AFTER
  NAME OF STOCKHOLDER           BEFORE OFFERING        THE OFFERING      OFFERING(1)
- ---------------------------------------------------------------------------------------
                             NUMBER(2)  PERCENT(3)        NUMBER      NUMBER    PERCENT
- ---------------------------------------------------------------------------------------
Ray H. Pace                  307,367     4.43%            307,367        0         0
James C. Baumgarten           34,024      *                34,024        0         0
William J. Fosick             28,381      *                28,381        0         0
P. Michael Autrey             28,381      *                28,381        0         0
Karen A. Brayer               18,916      *                18,916        0         0
Richard F. Ugarte             15,765      *                15,765        0         0
- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------




_______________
  *  Less than one percent (1%).
(1)  Assumes all shares of Common Stock are sold in the offering.
(2) Assumes receipt of a pro rata portion of certain shares held in escrow pursuant to the Acquisition Agreement.
(3) Percentage indicated is based upon 6,931,891 shares of Common Stock outstanding as of September 5, 1996.

     Pursuant to the terms of the Acquisition Agreement, 43,283 shares of Common Stock were placed in escrow (the "Escrow") with KeyCorp Shareholder Services, Inc. to secure and satisfy the Company's right to indemnification thereunder. Subject to a claim by the Company for indemnity, the Escrow shall remain in effect until the earlier of (1) first anniversary of effective date or (2) the completion of the next regularly scheduled audited financial statement for Pace as the surviving corporation after the Merger. Upon termination of the Escrow, the remaining shares of Common Stock therein shall be distributed pro rata to the record holders of the Pace Common Stock whereupon such shares may be offered and sold in the offering made hereby.

                              PLAN OF DISTRIBUTION

     The Company will receive no proceeds from the sale of the Shares by the Selling Stockholders. The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in privately negotiated transactions or otherwise or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through broker-dealers acting as brokers or agents on behalf of the Selling Stockholder or to broker-dealers acting as principals for resale by such dealers; and in connection with such sales, such broker-dealers may receive compensation in the form of commissions, discounts or fees from the Selling Stockholder and/or the purchasers of such shares for whom they may act as broker or agent. It is anticipated that the Selling Stockholders will offer all of the Shares for sale. Substantially all of the expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

     At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus (the "Prospectus Supplement") will be distributed that will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Stockholders, any commissions, discounts and other items constituting compensation from the Selling Stockholders and any commissions, discounts or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     The Selling Stockholders and any dealer acting in connection with the offering of any of the Shares or any broker executing or selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares and any commissions, discounts or concessions received by any such dealers or brokers may be deemed to be underwriting commissions and discounts under the Securities Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period of nine business days prior to the commencement of such distribution. The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered and qualify for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

     Pursuant to the terms of the Acquisition Agreement, the Company and the Selling Stockholders agreed to indemnify each other and certain affiliated parties from and against any losses or claims arising out of, among other things, (1) any alleged untrue statement of a material fact or (2) any material omission contained or referred to in the Registration Statement to which this Prospectus forms a part. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Arter & Hadden, Dallas, Texas.

                                     EXPERTS

     The financial statements incorporated in this Registration Statement and Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of such firm as experts in auditing and accounting.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.


                                -----------------

                                TABLE OF CONTENTS
                                                                            PAGE
Available Information                                                          2
Incorporation of Certain Documents
  by Reference                                                                 2
Risk Factors                                                                   4
Recent Events                                                                  9
Use of Proceeds                                                                9
Selling Stockholders                                                           9
Plan of Distribution                                                          10
Legal Matters                                                                 12
Experts                                                                       12


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 432,835 SHARES


                                 --------
                                 ---------- BRC
                                 --------


                               BRC HOLDINGS, INC.




                                  COMMON STOCK


                              ____________________

                                   PROSPECTUS
                              ____________________






                                ___________, 1996


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC registration fee  . . . . . . . . . . . . . . $  4,497
     Nasdaq Listing of Additional Shares fee . . . . . $  8,657
     Accounting fees and expenses. . . . . . . . . . . $  2,500*
     Legal fees and expenses . . . . . . . . . . . . . $  5,000*
     Printing and engraving expenses . . . . . . . . . $  1,000*
     Miscellaneous expenses. . . . . . . . . . . . . . $  1,000*
                                                       ---------
          Total. . . . . . . . . . . . . . . . . . . . $ 22,654*
                                                       --------
                                                       --------
- -------------------
*    Estimated

     No portion of the above noted expenses is to be borne by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article "Ninth" of the Certificate of Incorporation contains provisions which eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Delaware General Corporation Law (the "DGCL"). Article VI of the Company's Bylaws contain provisions requiring the indemnification of the Company's directors and officers upon and pursuant to the terms specified therein and under the applicable provisions of the DGCL. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the DGCL provides broad authority for indemnification of officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.


 EXHIBIT
   NO.                          DESCRIPTION OF EXHIBIT
   ---     -----------------------------------------------------------------
2.1 Agreement and Plan of Merger dated as of September 5, 1996, among the Company, BRC Merger Corp. II, The Pace Group, Inc. and certain individuals.
4.1 Note Purchase Agreement between the Company and P. E. Esping (incorporated by reference to Exhibit (4)a. to the Company's Annual Report on Form 10-K for the year ended December 31,
           1993).
4.2        Amendment to Note Purchase Agreement between the Company and P. E.
           Esping (incorporated by reference to Exhibit (4)b. to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
4.3        Second Amendment to Note Purchase Agreement between the Company and
           P. E. Esping (incorporated by reference to Exhibit (4)c. to the Company's Annual Report on Form 10-K for the year ended December 31,
           1993).
4.4        10% Convertible Exchangeable Note due April 1, 1998, dated January
           1, 1993 (incorporated by reference to Exhibit (4)d. to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
5.1        Opinion of Arter & Hadden.
23.1 Consent of Arter & Hadden (included in its opinion filed as Exhibit 5.1).
23.2 Consent of Price Waterhouse LLP, independent certified public accountants.
24.1 Powers of Attorney (filed on the signature page, Page II-4 to this Registration Statement).

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed and the Registration Statement or any material change of such information in the Registration Statement;.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  Rule 430.  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of September, 1996.

                                     BRC HOLDINGS, INC.

                                     By:  /s/ P. E. Esping
                                        -------------------------------------
                                                       P. E. Esping
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints P. E. Esping and Thomas E. Kiraly and both of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do and to perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                     TITLE                                DATE
     ---------                     -----                                ----
    /s/ P. E. Esping          Chairman, Chief Executive          September 12, 1996
- ---------------------------   Office and Director
     P. E. Esping             (Principal Executive Officer)

    /s/ Thomas E. Kiraly      Chief Financial Officer            September 12, 1996
- ---------------------------   (Principal Financial Officer and
     Thomas E. Kiraly         Principal Accounting Officer)

                              Director                           ____________, 1996
- ---------------------------
     L. D. Brinkman

    /s/ David H. Monnich      Director                           September 12, 1996
- ---------------------------
     David H. Monnich

    /s/ Paul T. Stoffel       Director                           September 12, 1996
- ---------------------------
     Paul T. Stoffel

                              Director                           ____________, 1996
- ---------------------------
     Robert E. Masterson

                                      II-4

                                INDEX TO EXHIBITS

 EXHIBIT
   NO.                       DESCRIPTION OF EXHIBIT
   ---     ------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of September 5, 1996, among the Company, BRC Merger Corp. II, The Pace Group, Inc. and certain individuals.
4.1 Note Purchase Agreement between the Company and P. E. Esping (incorporated by reference to Exhibit (4)a. to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
4.2        Amendment to Note Purchase Agreement between the Company and P. E.
           Esping (incorporated by reference to Exhibit (4)b. to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
4.3        Second Amendment to Note Purchase Agreement between the Company and
           P. E. Esping (incorporated by reference to Exhibit (4)c. to the Company's Annual Report on Form 10-K for the year ended December 31,
           1993).
4.4 10% Convertible Exchangeable Note due April 1, 1998, dated January 1,1993 (incorporated by reference to Exhibit (4)d. to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
5.1        Opinion of Arter & Hadden.
23.1       Consent of  Arter & Hadden (included in its opinion filed as Exhibit
           5.1).
23.2 Consent of Price Waterhouse LLP, independent certified public accountants.
24.1 Powers of Attorney (filed on the signature page, Page II-4 to this Registration Agreement).